Exhibit 3.37(a)
W. Fox Mckeithen Secretary of State ARTICLES OF INCORPORATION (R.S. 12:24) Domestic Business Corporation Enclose $50.00 filing fee Make remittance payable to Secretary of State Do not send cash Return to: Commercial Division P.O. Box 84125 Baton Rouge, LA 70804-9125 Phone (225) 925-4704 Web Site: www.sec.state.la.us STATE OF Louisiana PARISH/COUNTY OF East Baton Rouge Parish 1. The name of this corporation is USP Baton Rouge, Inc. 2. This corporation is formed for the purpose of: (check one) Engaging in any lawful activity for which corporations may be formed. (use for limiting corporate activity) 3. The duration of this corporation is: (may be perpetual) Perpetual 4. The aggregate number of shares which the corporation shall have authority to issue is: 1,000 5. The shares shall consist of one class only and the par value of each share is $1.00 (shares may be without par value) per share. 6. The full name and post office address of each incorporator is: Alex Jenkins, 15305 Dallas Parkway, Suite 1600, LB 28, Addison, TX, 75001 7. Other provisions: 8. The corporation's federal tax Identification number is: Applied For Incorporator(s) Signature: Sworn to and subscribed before me, the undersigned Notary Public, on this date: October 31, 2002 Notary